UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MODERN MEDIA ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On June 12, 2019, Modern Media Acquisition Corp., a Delaware corporation (the “Company”), convened and then adjourned, without conducting any business, its special meeting of stockholders (the “Special Meeting”) until 11:00 a.m., local time, on Friday, June 14, 2019, at which time the Company’s stockholders will vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission on May 20, 2019, as supplemented on June 7, 2019. At the reconvened Special Meeting, stockholders of the Company will be asked to vote on a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination for an additional three months, from June 17, 2019 to September 17, 2019 (the “Extension”), and, if necessary, a proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the foregoing proposal. The Special Meeting will still be held at the Company’s offices located at 3414 Peachtree Road, Suite 480, Atlanta, GA 30326.

Only holders of record of the Company’s common stock at the close of business on May 13, 2019 will be entitled to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting.

Additional Information About the Business Combination

In connection with the proposed business combination (the “Business Combination”), the Company has filed a definitive proxy statement on Schedule 14A on May 20, 2019 (the “Extension Special Meeting Proxy Statement”) relating to the Special Meeting to approve the Extension. In connection with the proposed Business Combination, Modern Media Acquisition Corp. S.A., a Luxembourg public limited company (société anonyme) (“PubCo”) has filed a Registration Statement on Form F-4 (No. 333-229613) that includes a preliminary proxy statement/prospectus that is both the proxy statement to be distributed to the Company’s stockholders in connection with the solicitation by the Company of proxies for the vote by the stockholders on the Business Combination as well as the prospectus covering the registration of the ordinary shares, nominal value of €0.01 per share, and warrants, of PubCo, to be issued in connection with the Business Combination. When finalized, the Company will mail the proxy statement/prospectus to its stockholders. The Company’s stockholders are urged to read the Extension Special Meeting Proxy Statement regarding the Special Meeting and the definitive proxy statement/prospectus regarding the Business Combination, when it becomes available, as they will contain important information regarding the Extension, the Company, Akazoo Limited, a private company limited by shares incorporated under the laws of Scotland (“Akazoo”), PubCo, the Business Combination, the agreements relating thereto and related matters. The Extension Special Meeting Proxy Statement regarding the Special Meeting was mailed to Company stockholders as of May 13, 2019, which is the record date established for voting at that special meeting. The definitive proxy statement/prospectus regarding the Business Combination will be mailed to Company stockholders as of a record date to be established for voting at that special meeting. When available, you will be able to obtain copies of all documents regarding the Business Combination and other documents filed by the Company or PubCo with the SEC, free of charge, at the SEC’s website (www.sec.gov) or by contacting the Company at 3414 Peachtree Road, Suite 480, Atlanta, Georgia 30326, Attention: Corporate Secretary.

Participants in the Solicitation

The Company, Akazoo, PubCo and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from the Company’s stockholders in connection with the Extension or the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the Company’s stockholders in connection with the Extension Special Meeting is set forth in the Extension Special Meeting Proxy Statement. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the Company’s stockholders in connection with the Business Combination will be set forth in the joint proxy statement/prospectus included in the Business Combination Registration Statement when it is filed with the SEC.

You can find more information about the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018, filed with the SEC on June 29, 2018. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the Company’s definitive proxy statement/prospectus when it becomes available, which can be obtained free of charge from the sources indicated above, when available.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.